FOR IMMEDIATE RELEASE
November 8, 2016

Mammoth Energy Service, Inc. Announces
Third Quarter 2016 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, November 8, 2016 - Mammoth Energy Service, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the three and nine months ended September 30, 2016. Key information related to Mammoth for the reporting periods is as follows:

Key Highlights for Third Quarter 2016:

•
Total revenues of $62.8 million and $166.2 million for the three and nine months ended September 30, 2016, as compared to total revenues of $86.2 million and $306.1 million for the three and nine months ended September 30, 2015.

•
Net loss was $2.3 million and $31.9 million for the three and nine months ended September 30, 2016, respectively, compared to net loss of $4.5 million and $6.9 million for the three and nine months ended September 30, 2015, respectively. Mammoth reported Adjusted EBITDA of $17.0 million and $28.1 million for the three and nine months ended September 30, 2016, respectively, compared to $11.6 million and $55.9 million for the three and nine months ended September 30, 2015, respectively.

•
During July, the Company had a full week of operations in the Utica in which it averaged nine stages per day per crew. We are pleased with the operational efficiencies that our team has achieved given the pressures and intensity of the fracs in the Utica Shale.

•
On October 19, 2016, Mammoth closed on its initial public offering of common stock raising $105.5 million of net proceeds after deducting underwriting discounts. A portion of the net proceeds from this offering to repay all borrowings outstanding under the Company's revolving credit facility.

Adjusted EBITDA is a non-GAAP financial measures. Reconciliations of this measure to comparable financial measures calculated in accordance with generally accepted accounting principles ("GAAP") are provided on pages 8 - 10 of this release.

Arty Straehla, Mammoth's Chief Executive Officer, stated, “I am very pleased to report on an outstanding financial performance for the quarter despite considerable industry-wide headwinds. This reflects strong performance from our teams operating within our diversified portfolio exposed to some of the most prolific basins. Having recently completed our initial public offering, we are excited about our ability to grow both organically and via acquisition. We have a strong balance sheet and see ourselves as a platform for growth. Our core assets are strategically situated and we expect to steadily add to the portfolio. We remain focused on executional excellence and safely getting the job done in a quality manner at every level of the organization."

"This has been a difficult few years, but we are encouraged with what we believe we see ahead. We are strategically positioned in the right basins with ample opportunity to expand both organically and via acquisitions.  We are in active dialogue with customers who are also optimistic about expansion.   We believe this expansion will provide additional underpinning to pricing, especially in the completion side.  Our service quality remains very strong and our vertical integration helps set us apart, especially in the Northeast.  We’ve been pleased by the recognition from current and prospective customers of the strong financial position of Mammoth."

Completion and Production Services

Mammoth's completion and production services segment contributed revenues of $37.9 million and $99.2 million for the three and nine months ended September 30, 2016, respectively, compared to revenues of $48.1 million and $169.6 million for the three and nine months ended September 30, 2015, respectively. The year over year decrease in revenue in our pressure pumping, pressure control, flowback and equipment rental services resulted primarily from decreased activity caused by the continuation of depressed commodity prices.

Cost of revenue decreased by 45% to $23.9 million for the three months ended September 30, 2016, from $43.2 million for the same period in the prior year, and by 45% to $75.3 million for the nine months ended September 30, 2016, from $137.0 million for the same period in the prior year.
Natural Sand Proppant Production

Mammoth's natural sand proppant production segment contributed revenues of $7.5 million and $23.4 million for the three and nine months ended September 30, 2016, respectively, compared to revenues of $10.5 million and $45.5 million for the three and nine months ended September 30, 2015, respectively. The decrease in revenues was primarily due to decreased activity caused by the continuation of depressed commodity prices. The company sold 137,800 and 380,000 tons of sand for the three and nine months ended September 30, 2016, respectively, compared to 85,800 and 429,200 for the three and nine months ended September 30, 2015, respectively.

Cost of revenue decreased by 26% to $6.2 million for the three months ended September 30, 2016, from $8.4 million for the same period in the prior year, and by 50% to $19.7 million for the nine months ended September 30, 2016, from $39.2 million for the same period in the prior year.
Contract Land and Directional Drilling

Mammoth's contract land and directional drilling segment contributed revenues of $8.7 million and $20.3 million for the three and nine months ended September 30, 2016, respectively, compared to revenues of $18.5 million and $63.1 million for the three and nine months ended September 30, 2015, respectively. The decrease in revenues resulted primarily from decrease utilization and day rates for both land rigs and directional kits. The Company had operated five and four rigs for the three and nine months ended September 30, 2016, respectively, compared to nine and ten rigs for the three and nine months ended September 30, 2015, respectively.

Cost of revenue decreased by 40% to $9.0 million for the three months ended September 30, 2016, from $15.0 million for the same period in the prior year, and by 54% to $22.0 million for the nine months ended September 30, 2016, from $48.3 million for the same period in the prior year.
Remote Accommodation Services

Mammoth's remote accommodate services segment contributed revenues of $8.6 million and $23.3 million for the three and nine months ended September 30, 2016, respectively, compared to revenues of $9.1 million and $28.0 million for the three and nine months ended September 30, 2015, respectively. The decrease was primarily driven by lower occupancy levels.

Cost of revenue decreased by 6% to $3.5 million for the three months ended September 30, 2016, from $3.8 million for the same period in the prior year, and by 15% to $10.0 million for the nine months ended September 30, 2016, from $11.7 million for the same period in the prior year.
General and Administrative Expenses

General and administrative expenses decreased by 28% to $3.0 million for the three months ended September 30, 2016, from $4.2 million for the same period in the prior year, and by 21% to $11.1 million for the nine months ended September 30, 2016, from $14.0 million for the same period in the prior year. The decrease was primarily attributable to decreased compensation and benefits along with decreased bad debt expense charges.
Liquidity

As of September 30, 2016, Mammoth had borrowings outstanding of $72.0 million under its revolving credit facility. Upon completion of its initial public offering, the Company used a portion of the net proceeds from its initial public offering to repay all borrowings outstanding under our revolving credit facility. As of November 7, 2016, the Company had liquidity of $174.6 million comprised of its credit facility with $141.2 million available borrowing capacity and cash on-hand of $33.4 million.

Capital Expenditures

Capital expenditures totaled $1.6 million and $3.7 million for the three and nine months ended September 30, 2016, respectively. Mammoth currently expects its total capital expenditures to be approximately $5.2 million for 2016.

Explanatory Note Regarding Financial Information

The historical financial information contained in this release relates to Mammoth Energy Partners LP, a Delaware limited partnership (the “Partnership”). On October 12, 2016, subsequent to the periods discussed in this release, the Partnership was converted into a Delaware limited liability company named Mammoth Energy Partners LLC (“Mammoth LLC”), and then each member of Mammoth LLC contributed all of its membership interests in Mammoth LLC to the Company. Prior to the conversion and the contribution, the Company was a wholly-owned subsidiary of the Partnership. Following the conversion and the contribution, Mammoth LLC (as the converted successor to the Partnership) was a wholly-owned subsidiary of Mammoth Inc.
On October 13, 2016, the Company priced 7,750,000 shares of its common stock in its initial public offering (“IPO”) at a price to the public of $15.00 per share and, on October 14, 2016, Mammoth’s common stock began trading on The Nasdaq Global Select Market under the symbol “TUSK.” On October 19, 2016, Mammoth closed its IPO.
The information contained in this release should be read in conjunction with the information contained in Mammoth’s final prospectus dated October 13, 2016 and filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 on October 17, 2016 (the "Final Prospectus").
The unaudited pro forma financial data presents the impact of the conversion of the Partnership into a limited liability company treated as a C corporation and the contribution of that entity to Mammoth in connection with the IPO. The unaudited pro forma condensed consolidated financial data have been prepared as if the conversion and contribution occurred as a beginning balance adjustment of the respective period under review. The unaudited pro forma data have been prepared based on the assumption that the Partnership will be treated as a C corporation for U.S. federal and state income tax purposes. The unaudited pro forma data have also been prepared based on certain pro forma adjustments to the income tax provision.

Conference Call Information

Mammoth will host a conference call on Wednesday, November 9, 2016 at 10:00 a.m. CST to discuss its third quarter 2016 financial and operational results. The telephone number to access the conference call is 216-562-0385 or toll-free 844-265-1561. The conference ID for the call is  10378923. Mammoth encourages those who would like to participate in the call to place calls between 9:50 a.m. and 10:00 a.m. CST.

The conference call will also be webcast live on www.mammothenergy.com in the “investors” section.

About Mammoth Energy Service, Inc.

Mammoth Energy is an integrated, growth-oriented oilfield service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth Energy’s suite of services includes completion and production services, natural sand proppant services, contract land and directional drilling services and remote accommodation services. For additional information about Mammoth, please visit our website at www.mammothenergy.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in the Final Prospectus, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

ASSETS	September 30,	December 31,
	2016	2015
CURRENT ASSETS
Cash and cash equivalents	$2,821,281	$3,074,072
Accounts receivable, net	17,886,657	17,797,852
Receivables from related parties	25,841,363	25,643,781
Inventories	4,056,726	4,755,661
Prepaid Expenses	1,579,298	4,447,253
Other current assets	2,659,768	422,219
Total current assets	54,845,093	56,140,838

Property, plant and equipment, net	228,383,220	273,026,665
Intangible assets, net - customer relationships	18,041,689	24,309,772
Intangible assets, net - trade names	5,794,807	6,328,057
Goodwill	86,043,148	86,043,148
Other non-current assets	5,528,752	5,137,090
Total assets	$398,636,709	$450,985,570

LIABILITIES AND UNITHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$16,899,902	$16,046,378
Payables to related parties	8,293,568	6,997,929
Accrued expenses and other current liabilities	6,807,206	7,718,956
Income taxes payable	2,642	26,912
Total current liabilities	32,003,318	30,790,175

Long-term debt	72,000,000	95,000,000
Deferred income taxes	1,535,362	1,460,959
Other liabilities	233,576	571,174
Total liabilities	105,772,256	127,822,308

UNITHOLDERS' EQUITY
Unitholders' Equity:
General partner	—	—
Common units, 30,000,000 units issued and outstanding
at September 30, 2016 and December 31, 2015	297,207,828	329,090,230
Accumulated other comprehensive loss	(4,343,375)	(5,926,968)
Total unitholders' equity	292,864,453	323,163,262
Total liabilities and unitholders' equity	$398,636,709	$450,985,570

MAMMOTH ENERGY PARTNERS LP
CONDENSED CONSOLDIATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
REVENUE
Services revenue	$19,077,679	$43,440,144	$65,964,773	$155,112,369
Services revenue - related parties	36,152,253	32,256,679	76,867,123	105,561,842
Product revenue	931,408	710,978	3,087,215	14,084,823
Product revenue - related parties	6,604,879	9,788,692	20,292,899	31,373,247
Total Revenue	62,766,219	86,196,493	166,212,010	306,132,281

COST AND EXPENSES
Services cost of revenue (1)	35,848,314	61,371,896	102,113,121	193,457,544
Services cost of revenue - related parties	652,513	550,668	5,204,231	3,593,599
Product cost of revenue (2)	965,718	3,725,405	4,905,484	22,357,465
Product cost of revenue - related parties	5,267,431	4,712,259	14,783,738	16,814,982
Selling, general and administrative	2,844,802	3,871,104	10,506,095	13,273,994
Selling, general and administrative - related parties	157,007	320,814	546,507	768,505
Depreciation and amortization	17,148,430	17,959,432	52,815,813	53,696,264
Impairment of long-lived assets	—	908,456	1,870,885	5,379,237
Total cost and expenses	62,884,215	93,420,034	192,745,874	309,341,590
Operating loss	(117,996)	(7,223,541)	(26,533,864)	(3,209,309)

OTHER (EXPENSE) INCOME
Interest income	—	281	—	98,523
Interest expense	(932,749)	(1,376,455)	(3,041,954)	(4,182,785)
Other, net	(242,893)	(142,029)	451,795	(2,234,514)
Total other expense	(1,175,642)	(1,518,203)	(2,590,159)	(6,318,776)
Loss before income taxes	(1,293,638)	(8,741,744)	(29,124,023)	(9,528,085)
Provision (benefit) for income taxes	1,055,961	(4,250,643)	2,739,696	(2,677,507)
Net loss	$(2,349,599)	$(4,491,101)	$(31,863,719)	$(6,850,578)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment (3)	(386,265)	(2,595,151)	1,583,593	(4,212,592)
Comprehensive loss	$(2,735,864)	$(7,086,252)	$(30,280,126)	$(11,063,170)

Net loss attributable to limited partners per unit	$(0.08)	$(0.15)	$(1.06)	$(0.23)
Weighted average number of limited partner units outstanding	30,000,000	30,000,000	30,000,000	30,000,000

Pro Forma C Corporation Data (4):
Historical loss before income taxes	(1,293,638)	(8,741,744)	(29,124,023)	(9,528,085)
Pro forma (benefit) provision for income taxes	(2,615,440)	(965,017)	(5,902,491)	(4,396,232)
Pro forma net income (loss)	1,321,802	(7,776,727)	(23,221,532)	(5,131,853)
Pro forma income (loss) per common share - basic and diluted	$0.04	$(0.26)	$(0.62)	$(0.17)
Weighted average pro forma shares outstanding - basic and diluted	37,500,000	30,000,000	37,500,000	30,000,000

(1) Exclusive of depreciation and amortization	16,116,375	16,885,339	49,658,528	50,440,011
(2) Exclusive of depreciation and amortization	1,010,398	1,039,115	3,062,275	3,145,771
(3) Net of tax	—	—	—	—
(4) See explanatory note

MAMMOTH ENERGY PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(31,863,719)	$(6,850,578)
Adjustments to reconcile net loss to cash provided by operating activities:
Equity based compensation	(18,683)	—
Depreciation and amortization	52,815,813	53,696,264
Amortization of coil tubing strings	1,386,856	1,527,148
Amortization of debt origination costs	299,104	299,104
Bad debt expense	1,779,870	925,284
(Gain) loss on disposal of property and equipment	(472,908)	1,132,324
Impairment of long-lived assets	1,870,885	5,379,237
Deferred income taxes	(18,906)	(6,026,372)
Changes in assets and liabilities:
Accounts receivable, net	(1,622,812)	5,732,098
Receivables from related parties	(197,538)	16,910,443
Inventories	(687,921)	(2,104,342)
Prepaid expenses and other assets	(53,517)	6,541,650
Accounts payable	(374,921)	(20,471,581)
Payables to related parties	1,279,925	(164,581)
Accrued expenses and other liabilities	1,492,897	(2,798,543)
Income taxes payable	(4,052)	27,966
Net cash provided by operating activities	25,610,373	53,755,521

Cash flows from investing activities:
Purchases of property and equipment	(3,692,032)	(24,474,906)
Proceeds from disposal of property and equipment	3,399,705	1,140,724
Net cash used in investing activities	(292,327)	(23,334,182)

Cash flows from financing activities:
Borrowings from lines of credit	22,650,000	10,000,000
Repayments of lines of credit	(48,407,804)	(49,905,675)
Capital distributions	—	(711)
Net cash used in financing activities	(25,757,804)	(39,906,386)
Effect of foreign exchange rate on cash	186,967	(174,195)
Net decrease in cash and cash equivalents	(252,791)	(9,659,242)
Cash and cash equivalents at beginning of period	3,074,072	15,674,492
Cash and cash equivalents at end of period	$2,821,281	$6,015,250

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,832,660	$4,069,792
Cash paid for income taxes	$2,755,562	$3,114,206
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in trade accounts payable	$1,832,892	$689,983

MAMMOTH ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

"Adjusted EBITDA" is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization expense, impairment of long-lived assets, equity based compensation and other non-operating income or expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets, as well as charges associated with Mammoth Partner’s proposed public offering in 2014). We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as and alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements because this measure:

•
is widely used by investors in the oilfield services industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	is a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness; and

•	is used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss. Additionally, because Adjusted EBITDA excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

MAMMOTH ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables also provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income or loss for each of our operating segments.

Consolidated

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2016	2015	2016	2015
Net loss	$(2,349,599)	$(4,491,101)	$(31,863,719)	$(6,850,578)
Depreciation and amortization expense	17,148,430	17,959,432	52,815,813	53,696,264
Impairment of long-lived assets	—	908,456	1,870,885	5,379,237
Equity based compensation	(18,683)	—	(18,683)	—
Interest income	—	(281)	—	(98,523)
Interest expense	932,749	1,376,455	3,041,954	4,182,785
Other (income) expense, net	242,893	142,029	(451,795)	2,234,514
Provision (benefit) for income taxes	1,055,961	(4,250,643)	2,739,696	(2,677,507)
Adjusted EBITDA	$17,011,751	$11,644,347	$28,134,151	$55,866,192

Completion and Production Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2016	2015	2016	2015
Net income (loss)	$2,144,202	$(8,491,398)	$(13,991,693)	$(6,359,899)
Depreciation and amortization expense	10,284,307	10,271,765	31,868,016	30,401,488
Impairment of long-lived assets	—	908,456	1,523,338	908,456
Equity based compensation	(18,683)	—	(18,683)	—
Interest income	—	—	—	—
Interest expense	163,506	500,960	681,365	1,853,385
Other (income) expense, net	2,421	101,082	(646,899)	372,227
Provision (benefit) for income taxes	5,929	—	2,835	—
Adjusted EBITDA	$12,581,682	$3,290,865	$19,418,279	$27,175,657

Contract Land and Directional Drilling Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2016	2015	2016	2015
Net loss	$(7,386,386)	$(4,583,706)	$(24,079,359)	$(14,314,736)
Depreciation and amortization expense	5,297,694	6,122,697	16,243,626	18,520,703
Impairment of long-lived assets	—	—	347,547	2,565,800
Equity based compensation	—	—	—	—
Interest income	—	—	—	—
Interest expense	718,706	874,936	2,272,913	2,217,494
Other (income) expense, net	237,211	1,424	179,639	1,180,881
Provision (benefit) for income taxes	—	(210,495)	—	(184,523)
Adjusted EBITDA	$(1,132,775)	$2,204,856	$(5,035,634)	$9,985,619

MAMMOTH ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Natural Sand Proppant Production

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2016	2015	2016	2015
Net income (loss)	$49,588	$583,719	$(974,741)	$(842,743)
Depreciation and amortization expense	1,011,648	1,041,058	3,067,195	3,151,619
Impairment of long-lived assets	—	—	—	1,904,981
Equity based compensation	—	—	—	—
Interest income	—	(290)	—	(98,055)
Interest expense	16,979	1,769	28,908	50,887
Other (income) expense, net	(1,500)	(19,784)	2,521	136,353
Provision for income taxes	3,716	—	3,716	—
Adjusted EBITDA	$1,080,431	$1,606,472	$2,127,599	$4,303,042

Remote Accommodation Services

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2016	2015	2016	2015
Net income	$2,842,997	$8,000,284	$7,182,074	$14,666,800
Depreciation and amortization expense	554,781	523,912	1,636,976	1,622,454
Impairment of long-lived assets	—	—	—	—
Equity based compensation	—	—	—	—
Interest income	—	9	—	(468)
Interest expense	33,558	(1,210)	58,768	61,019
Other (income) expense, net	4,761	59,307	12,944	545,053
Provision (benefit) for income taxes	1,046,316	(4,040,148)	2,733,145	(2,492,984)
Adjusted EBITDA	$4,482,413	$4,542,154	$11,623,907	$14,401,874